Exhibit 10(a)

[WSL LETTERHEAD]

CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
(INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in Amendment No 3 to the Registration Statement of MedStrong International Corporation on Form SB-1 under the Securities Act of 1933 of our report dated March 12, 2001 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
July 11, 2001